AMENDMENT NO. 1 TO TRUST AGREEMENT

                  AMENDMENT No. 1 dated as of March 3, 2005 (this "Amendment") to the Trust Agreement dated as of June 29, 1999 (the "Trust Agreement") between GOLDMAN, SACHS & CO., as sponsor (the "Sponsor") and PAUL S. EFRON, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Trust Agreement.

                  WHEREAS, the Sponsor and Trustee wish to amend and modify the Trust Agreement to change the name of the Trust from "Fourteenth Automatic Common Exchange Security Trust" to "Mandatorily Exchangeable Securities Trust," as set forth below;

                  NOW, THEREFORE, in consideration of the promises, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Amendment of Trust Agreement. Pursuant to Section 7 thereof, the Trust Agreement is hereby amended to change the name of the Trust. The Trust is renamed "Mandatorily Exchangeable Securities
Trust."

                  2. Governing Law. This Amendment is executed and delivered in the State of New York, and all laws or rules of construction of the State of New York shall govern the rights of the parties hereto.

                  3. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment be duly executed as of the first date written above.

                                         GOLDMAN, SACHS & CO., as Sponsor


                                         By  /s/ Goldman, Sachs & Co.
                                             --------------------------


                                         PAUL S. EFRON, as Trustee


                                         By  /s/ Paul. S. Efron
                                             --------------------------